Exhibit 10.2

AMENDING AGREEMENT (Ecogarnet Joint Venture)

DATED FOR REFERENCE

THE 6TH DAY OF MARCH, 2003

REGARDING THE ECOGARNET JOINT VENTURE

BETWEEN:   Black Sea Minerals Inc., a corporation incorporated pursuant to the laws of the State of Delaware with a head office at 525 Seymour Street, Suite 908, Vancouver, British Columbia V6B 3H7

(the “Company”)

(Of the First Part)

AND:   Aurora Pacific Consulting and Development Corp. a corporation incorporated pursuant to the laws of the province of British Columbia with a head office at 525 Seymour Street, Suite 908, Vancouver, British Columbia V6B 3H7

(“Aurora”)

(“Of the Second Part”)

Whereas:

R.1 The parties entered into an agreement dated March 1, 1999 to purchase Aurora’s 60% interest in a Ukrainian privatized company called the Ecogarnet Joint Venture (“Ecogarnet Agreement”).

R.2 The purchase price was one million common shares of the Company (the “Shares”) to be issue to Aurora upon commencement of production of garnet.

R.3 The Ecogarnet Agreement stated that ownership would remain with Aurora until the purchase price was fully paid.

R.4 Aurora has agreed to the immediate transfer of beneficial and registered ownership of its 60% interest in the Ecogarnet Joint Venture to the Company.

R.5 Aurora has further agreed to defer receipt of the Shares until the earlier of production of 100 tons of garnet from a pilot plant to be installed at the site of the Turbiv tailings pond by March 1, 2005.

NOW THEREFORE WITNESSETH THAT in consideration of the mutual covenants, provisos and agreements hereinafter agreed to the parties hereto, hereby agree as follows:

The above recitals R.1 to R.5 are true and correct and form part of this agreement.

2. In consideration of $1.00 good and valuable consideration, receipt of which is hereby acknowledged by Aurora, the parties hereto, hereby agree to amend the Ecogarnet Agreement as follows:

(a) Clause 2.5 shall be deleted in its entirety and the following shall be substituted:

“Aurora shall cause the immediate execution and formal registration of all such documents required to effect the immediate transfer of registered and beneficial ownership of Aurora’s 60% interest in the Ecogarnet Joint Venture to the Company. Proof of such registration shall be delivered to the Company forthwith after such registration”.

Sub clause 2.2 (i) shall be amended by deleting the phrase:

“upon commencement of production of garnet from this plant”

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and replacing it with the following:

“upon production of 100 tons of garnet from a pilot plant to be installed at the site of the Turbiv tailings pond or by March 1, 2005”.

(c) Delete clause 2.6 in its entirety.

3. The Ecogarnet Agreement is otherwise unchanged and in full force and effect.

IN WITNESS WHEREOF The Parties Hereto Have Executed This Agreement As Of The Date And Year First Above Written.

The signature of
Black Sea Minerals Inc.
was affixed hereto by its
authorized signatory:

“Walter Stunder”

Walter Stunder – President

The signature of Aurora Pacific
Consulting and Development Corp.
was affixed hereto by its
authorized signatory:

“Walter Stunder”

Walter Stunder - President

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